                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085, No.
33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-81914, No.
333-100083, No. 333-101515, No. 333-106020 and No. 333-111221) pertaining to the
Sirius Satellite Radio Inc. 401(k) Savings Plan and Registration Statements (Form S-3 No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No.
333-86003, No. 333-10446 and No. 333-108387) of our reports dated (i) January
24, 2004, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiary and (ii) January 24, 2004, with respect to the balance sheet of Satellite CD Radio, Inc., both as included in this Annual Report on Form 10-K for the year ended December 31, 2003.

                                          /s/ ERNST & YOUNG LLP

New York, New York
March 12, 2004